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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 26, 2001

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                            GREENVOLT POWER CORP.
             (Exact name of registrant as specified in charter)



          NEVADA                      000-26607                88-0390828
State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)


            4055 Digby Drive, R.R. 2, Orillia, Ontario     L3V 6H2
             (Address of principal executive offices)     (Zip Code)



     Registrant's telephone number, including area code (705) 327-8331



                       Exhibit Index Begins on Page   3


ITEM 4.           CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


On July 26, 2001, the Company dismissed its prior independent auditors, HJ & Associates, LLC, and on July 26, 2001, engaged Good Swartz Brown & Berns LLP, Certified Public Accountants, as independent auditors of the Company for the year ending June 30, 2001. The decision was made by the Board of Directors on such date. The decision not to re-engage HJ & Associates, LLC did not involve a dispute with the Company on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures. The report of HJ & Associates, LLC on the financial statements of the Company for the years ended June 30, 2000 and 1999, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. The Report did contain a going concern qualification. In connection with the audit of the financial statements of the Company for such years ended June 30, 2000 and 1999, there were no disagreements with HJ & Associates, LLC for the annual periods and for the period up to July 26, 2001, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of HJ & Associates, LLC would have caused such firm to make reference to the matter in its report.

Neither the Company, nor anyone on its behalf, has consulted Good Swartz Brown & Berns LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the financial statements of the Company and subsidiaries, and neither written nor oral advice was provided by Good Swartz Brown & Berns LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue.



EXHIBITS

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS:

        The following documents are filed as part of this report:

        (c)     Exhibits:

                99.01   Letter from former principal independent accountants.

                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

DATED this 30th day of July, 2001.

GREENVOLT POWER CORP.


By: /s/ Thomas Faul
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        Thomas Faul
        President and Chief Executive Officer